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                                                            EXHIBIT NUMBER 10.11

                              EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT made as of January 21, 1999 by and between Centennial Cellular Corp., a corporation organized and subsisting under the laws of Delaware and whose address for the purposes of this Agreement is 1305 Campus Parkway, Neptune, New Jersey 07753 (the "Company"), and Thomas Bucks, an individual residing at 8 Briar Hill Road, Holmdel, New Jersey 07733 ("Employee").

                                   WITNESSETH

      WHEREAS:

A. The Employee is presently employed by the Company as its officer in charge of the Company's accounting functions.

B. The Company desires that it continue to employ the Employment in such capacity or such other capacities as may be permitted by this Agreement, and under all of the terms, provisions and conditions set forth herein.

C. Employee is willing to accept such employment, and such other employment as may be provided for herein, all under the terms, provisions and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth and other good and valuable consideration, the receipt and adequacy of which is mutually acknowledged, it is agreed by and between the parties as follows:

1.    Representations and Warranties

      1.1 Employee represents and warrants that he is not subject to any restrictive covenants or other agreements or legal restrictions in favor of any person which would in any way preclude, inhibit, impair or limit his/her employment by the Company or the performance of his duties, all as contemplated herein.

2.    Employment

      2.1 The Company hereby employs Employee and Employee accepts such employment as Vice President and Controller. In such capacity, Employee shall be responsible for and in charge of the Company's accounting functions, subject to the direction and control of the chief executive and chief operating officers of the Company and the Board of Directors of the Company. At the direction of the chief executive and/or chief operating officer or the Board of Directors of the Company, Employee shall also serve in such other senior executive and/or other administrative capacities with any subsidiaries of the Company ("Subsidiaries" or individually a
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"Subsidiary," as hereafter defined), as the Board of Directors or the chief operating officer of the Company may determine.

      2.2 Subject to Employee's election as such by the Board of Directors and/or the Board of Directors of one or more subsidiaries, Employee agrees to act and serve as a Vice President and Controller or other officer of the Company and all applicable Subsidiaries and, if duly elected, agrees further to serve and act as a director of the Company and all applicable Subsidiaries. Employee agrees to adhere to all fiduciary duties and responsibilities inherent in (i) his/her office, (ii) as an officer of any of the Subsidiaries and (iii) as a director of the Company and of any Subsidiaries, and to comply with all applicable laws relating to same.

3.    Place of Employment

      3.1 Employee shall render his/her services where and as required by the Company, it being understood and agreed, however, that employee's base of operations shall be his/her current office location and that Employee shall not be required to render services on a permanent basis outside of said region unless Employee otherwise agrees.

4.    Term

      4.1 Unless earlier terminated as provided in this Agreement, the term of Employee's employment under this Agreement shall be for a period beginning on the date hereof and ending on December 31, 2000 (the "Initial Term").

      4.2 The term of the Employee's employment under this Agreement shall be automatically renewed for additional one-year terms (each a "Renewal Term") upon the expiration of the Initial Term or any Renewal Term unless the Company or the Employee delivers to the other, at least one hundred twenty (120) days prior to the expiration of the Initial Term or the then current Renewal Term, as the case may be, a written notice specifying that the term of the Employee's employment will not be renewed at the end of the Initial Term or such Renewal Term, as the case may be. The Initial Term or, in the event that the Employee's employment hereunder is earlier terminated as provided herein or renewed as provided in this Section 4.2, such shorter or longer period, as the case may be, is hereinafter called the "Term".

5.    Compensation

      5.1 Subject to prior termination, as compensation for all services rendered and to be rendered by Employee hereunder and the fulfillment by Employee of all of his/her obligations herein, the Company shall pay Employee a base salary at the rate of One Hundred Forty Thousand Dollars ($140,000) per year for each year of the Term on such days as the Company normally pays its employees and subject to such withholdings as may be required by law (said amount, together with any changes thereto as may be determined from time to time by the Board of Directors of the Company in its sole discretion, being hereinafter referred to as "Base Salary").



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      5.2   Nothing herein shall prevent or preclude the Board of Directors of the Company or the applicable committee of the Board of Directors, in its sole discretion, and from time to time, from awarding a bonus or bonuses to Employee for his/her service as an Employee and/or from awarding or granting Employee (i) options to acquire shares of stock in the Company, (ii) shares of stock in the Company or (iii) any other incentive or stock related awards in addition to Base Salary. In exercising its discretion with respect to whether a bonus should be awarded and the amount thereof, the Board or the applicable Committee may consider, among other factors, the contribution of Employee (x) to the growth in revenues, cash flow and subscribers of the Company and those subsidiaries to or for which Employee renders service, (y) in connection with acquisitions and financings, and (z) to the operations of the Company and its various Subsidiaries as an entity.

6.    Reimbursement for Business Expenses; Fringe Benefits

      6.1 The Company agrees that all reasonable expenses incurred by Employee in the discharge and fulfillment of his/her duties for the Company, as set forth in Section 2, will be reimbursed or paid by the Company upon written substantiation therefor signed by Employee, itemizing said expenses and containing all applicable vouchers or other substantiation consistent with Company policy in effect from time to time.

      6.2 The Company agrees that it will cause Employee to be insured under such group life, medical, major medical and disability insurance that the Company may maintain and keep in force from time to time during the Term for the benefit of all the Company's employees, subject to the terms, provisions and conditions of such insurance and the agreements with underwriters relating to same. It is understood and agreed that in its discretion the Company from time to time may terminate or modify any or all of such insurance without obligation or liability to Employee.

7.    Exclusivity; Non Solicitation

      7.1 During the Term, Employee agrees to devote his/her services and his/her best energies and abilities, exclusively, to the business and activities of the Company, including any Subsidiaries, and not engage or have an interest in or perform services for any other business or entity of any kind or nature; provided, however, that nothing herein shall prevent Employee from investing in (but not rendering services to) other businesses which are not competitive in any manner with the business then being conducted by the Company or any of its Subsidiaries, or investing in (but not rendering services to) other businesses (other than for charitable organizations, provided same does not interfere with Employee's performance of his/her duties hereunder) which are competitive in any manner with the business then being conducted by the Company, provided in the latter instance, that (i) the shares of such business are listed and traded over either a national securities exchange or in the over-the-counter market, and
(ii) stock interest or potential stock interest (based on grants, options, warrants or other arrangements or agreements ten in existence) in any such business which is so traded (together with any and all interest, actual and potential, of all members of Employee's immediate family) is not a


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controlling or substantial interest and specifically does not exceed one percent of the issued and outstanding shares or a one percentage interest of or in such business.

      7.2 During the Term and during the twelve (12) month period following the end of the Term for any reason whatsoever, Employee will not directly or indirectly induce or attempt to induce any employee of the Company or any of its Subsidiaries to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company and any of its Subsidiaries and any employee thereof.

8.    Uniqueness

      8.1 Employee agrees that his/her services hereunder are special, unique and extraordinary and that in the event of any material breach or attempted material breach of this Agreement by Employee including, without limitation, the provisions of Section 9 and/or 10, the Company will sustain substantial injury and damage, and Employee hereby consents and agrees that, in the event of such breach hereof, the Company shall be entitled to injunctive relief against Employee or any third party to prevent or in respect of any such breach, in addition to such other rights or remedies available to it.

9.    Trade Secrets

      9.1 Employee acknowledges that his/her employment hereunder will necessarily involve his/her understanding of and access to certain trade secrets and confidential information pertaining to the businesses and activities of the Company and its Subsidiaries. Accordingly, Employee agrees that during the period of employment and at all times thereafter, he will not disclose to any unauthorized third party any such trade secrets or confidential information and will not (other than in connection with carrying out his/her duties) for any reason remove or retain without the express consent of the Company any figures or calculation., letters, papers, records or other information of a type likely to be regarded as confidential. The provisions of this section shall survive the termination, for any reason, of this Agreement or the Employee's employment.

10.   Inventions; Creations

      10.1 All right, title and interest of every kind and nature whatsoever in and to inventions, patents, trademarks, copyrights, films, scripts, ideas, creations, intellectual property and literary, intellectual and other properties furnished to the Company or any of its Subsidiaries and/or used in connection with any of the activities of the Company or any of its Subsidiaries, or with which employee is connected or associated in connection with the performance of his/her service, shall as between the parties hereto be, become and remain the sole and exclusive property of the Company or any of its Subsidiaries, as the case may be, for any and all purposes and uses whatsoever, regardless of whether the same were invented, created, written, developed, furnished, produced or disclosed by Employee or by any other party, and Employee shall have no right, title of interest of any kind or nature therein or thereto, or in any results and proceeds therefrom. Employee agrees during and after the term hereof to execute any and all documents

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which the Company may deem necessary and appropriate to effectuate the provisions of this Section 10.1 and, further, that the provisions of this Section shall survive the termination, for any reason, of this Agreement or Employee's employment.

11.   Death - Permanent Incapacity

      11.1 The death of the Employee shall result in the immediate termination of this Agreement.

      11.2 In the event Employee suffers a disability which prevents him from performing his/her services hereunder (herein called "Disability"), and in the event such Disability continues for longer than 90 consecutive days or 120 days in any 12-month period, Employee shall be deemed to have suffered a Permanent Incapacity, in which event the Company shall have the right to terminate this Agreement upon not less than fifteen days' notice to Employee, and this Agreement shall terminate on the date set forth therefor in said notice.

      11.3 Notwithstanding anything to the contrary expressed or implied in this Agreement, except as required by applicable law, the Company (and its affiliates and Subsidiaries) shall not be obligated to make any payments to Employee or on his behalf of whatever kind or nature by reason of the Employee's cessation of employment as described in Sections 11.1 and 11.2 above other than
(i) such amounts, if any, of his Base Salary as shall have accrued and remained unpaid as of the date of said cessation and (ii) such other amounts, if nay, which may be then otherwise payable to Employee pursuant to the terms of the Company's benefits plans or pursuant to Section 6.1 above.

12.   Termination

      12.1 In addition to termination pursuant to Section 11, Employee's employment hereunder may be terminated for "cause." "Cause" for purposes of this Agreement shall mean the following:

      (i) alcoholism or drug addiction materially affecting Employee's performance,

      (ii)  conviction for a felony involving moral turpitude,

      (iii) failure to comply within a period of ten business days with a reasonable directive of the chief executive officer and/or the chief operating officer, or the Board of Directors of the Company relating to Employee's duties or Employee's performance and consistent with Employee's position, after written notice that such failure will be deemed to be "cause," to the extent such failure can be cured within ten business days and if not so curable, fails to commence curing during said ten-day period and diligently pursue the curing of same until cured,

      (iv) gross neglect or gross misconduct of Employee in carrying out his/her duties under this Agreement, resulting, in either case, in material economic harm to the


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            Company, unless Employee believed in good faith that such act or non-act was in the best interests of the company,

      (v)   misappropriation of corporate assets or corporate opportunity, and

      (vi)  acts of dishonesty or breach of fiduciary obligation to the Company.

      12.2 In the event the Company terminates this Agreement and Employee's employment other than for "cause," and other than for death or disability, the Company shall pay to Employee, as severance pay or liquidated damages or both, monthly payments at the rate per annum of his Base Salary at the time of such termination for a period from the date of such termination to the date which is twelve (12) months after such termination.

13.   Vacation

      13.1 Employee shall be entitled to a vacation of four (4) weeks duration in the aggregate during each year of the Term at times reasonably agreeable to both Employee and the Company, it being understood that any portion of such vacation not taken in such year shall not be available to be taken during any other year.

14.   Insurance

      14.1 In addition to insurance referenced in Section 6.2, Employee agrees that the Company or any Subsidiary may apply for and secure and/or own and/or be the beneficiary of insurance on the Employee's life or disability insurance (in each instance in amounts determined by the Company), and Employee agrees to cooperate fully in the applying and securing of same, including the submission to various physical and other examinations and the answering of questions and furnishing of information as may be required by various insurance carriers. However, nothing contained herein shall require the Company to obtain any such life or disability insurance.

15.      Miscellaneous

      15.1 The Company shall have the right to assign this Agreement and to delegate all duties and obligations hereunder to any successor, affiliated or parent company or to any person, firm or corporation which acquires the Company or substantially all of its assets, or with or into which the Company may consolidate or merge. This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the Company. Employee agrees that this Agreement is personal to him and may not be assigned by him.

      15.2 This Agreement is being delivered in the State of New York and shall be construed and enforced in accordance with the laws of such State applicable to contracts made and fully to be performed therein, and without any reference to any rules of conflicts of laws.



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      15.3  Except as may herein otherwise be provided, all notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or if mailed, first class postage prepaid, registered or certified mail, return receipt requested, of if sent by telecopier or overnight express delivery service, (a) to Employee at his/her address set forth on the facing page hereof or at such other address as Employee may have notified the Company sent by registered or certified mail, return receipt requested, or by telecopier or overnight express delivery service, or (b) if to the Company, at its address set forth on the facing page hereof, Attention: Chief Executive Officer, or at such other address as the Company may have notified Employee in writing sent by registered or certified mail, return receipt requested, or by telecopier or overnight express delivery service, and with a copy to Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111 Attention: Karen C. Wiedemann, Esq. Notice shall be deemed given (i) upon personal delivery, or (ii) on the second business day immediately succeeding the posting of same, prepaid, in the U.S. mail, (iii) on the date sent by telecopy if the addressee has compatible receiving equipment and provided the transmittal is made on a business day during the hours of 9:00 A.M. to 6:00 P.M. of the receiving party and if sent on other times, on the immediately succeeding business day, or (iv) on the first business day immediately succeeding delivery to the express overnight carrier for the next business day delivery.

      15.4 This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each party shall deliver such further instruments and take such further action as may be reasonably requested by the other in order to carry out the provisions and purposes of this Agreement. This Agreement represents the entire understanding of the parties with reference to the transaction set forth herein, supercedes any prior agreement or understanding between the parties with respect to the employment of the Employee by the Company and the rights and obligations of the Employee and the Company relating thereto (including, without limitation, the Employment Agreement dated as of April 1, 1998 between the Company and the Employee), and neither this Agreement nor any provision thereof may be modified, discharged or terminated except by an agreement in writing signed by the party against whom the enforcement of any waiver, change, discharge or termination is sought. Any waiver by either party of a breach of any provision of this Agreement must be in writing and no waiver of a particular breach shall operate as or be construed as a waiver of any subsequent breach thereof.

      15.5 "Subsidiaries" or "Subsidiary" shall include and mean any corporation, partnership or other entity 50% or more of the then issued and outstanding voting stock is owned directly or indirectly by the Company in the instance of a Corporation, and 50% or more of the interest in capital or in profits is owned directly or indirectly by the Company in the instance of a partnership and/or other entity, or any corporation, partnership, venture or other entity, the business of which is managed by the Company or any of its Subsidiaries.

      IN WITNESS WHEREOF, the parties hereto have executed and have caused this Agreement to be executed as of the day and year first above written.



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CENTENNIAL CELLULAR CORP.

/s/    MICHAEL J. SMALL
---------------------------
Its Chief Executive Officer

THOMAS BUCKS

/s/    THOMAS E. BUCKS
---------------------------
       Thomas E. Bucks


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